                                                                       EXHIBIT 4


                                  May 12, 1997

DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER
     & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
SMITH BARNEY INC.
As Representatives of the Several Underwriters
c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
277 Park Avenue
New York, New York  10172

                       Re: Public Offering of Shares of Common Stock of
                           Jacor Communications, Inc.

Ladies and Gentlemen:

     The undersigned understands that Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Smith Barney Inc., as Representatives (the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement with Jacor Communications, Inc. (the "Company"), providing for the public offering by the Underwriters, including the Representatives, of common stock, par value $.01 per share (the "Common Stock"), of the Company (the "Public Offering").

     In consideration of the Underwriters' agreement to purchase and undertake the Public Offering of the Common Stock and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees not to offer to sell, sell, distribute, grant any option to purchase, or otherwise dispose of, directly or indirectly, any shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock which may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for such Common Stock or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of the Common Stock,

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May 12, 1997
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without the prior written consent of Donaldson, Lufkin & Jenrette
Securities Corporation, for a period of 120 days from the date of the Prospectus Supplement.

     In addition, the undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of Common Stock to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                             Very truly yours,

                                             Rod Dammeyer, Managing Director
                                             ----------------------------------
                                             (Signature)

Zell/Chilmark Fund L.P.
Two North Riverside Plaza
Chicago, Illinois 60606


36-3716608
-----------------------------
(Social Security or Taxpayer
Identification No.)

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Acknowledged by:

JACOR COMMUNICATIONS, INC.

By: Paul F. Solomon
   -------------------------------

Name: Paul F. Solomon
     -----------------------------

Title: SVP - General Counsel
      ----------------------------


Acknowledged by:

DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER
     & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
SMITH BARNEY INC.

By:  DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION

By:
   -------------------------------

Name:
     -----------------------------

Title:
      ----------------------------

Acting on behalf of itself
and as Representative of the
several Underwriters


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